UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2026

DUKE Robotics Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55504	47-3052410
(Commission File Number)	(IRS Employer Identification No.)

10 HaRimon Street, Mevo Carmel Science and Industrial Park, Israel	2069203
(Address of Principal Executive Offices)	(Zip Code)

+972-054-5707050

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective as of March 6, 2026, DUKE Robotics Corp. (the “Company”) will effect a reverse stock split of its outstanding shares of common stock at a ratio of twenty five (25) -for- one (1) (the “Reverse Stock Split”). The Reverse Stock Split, which was approved by the Company’s Board of Directors under the authority granted by stockholders holding a majority of the Company’s outstanding voting power by written consent in lieu of a meeting on August 12, 2025, was consummated pursuant to a Certificate of Change filed with the Secretary of State of Nevada on March 4, 2026 (the “Certificate of Change”). The Reverse Stock Split will take effect on March 6, 2026.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will take effect at 12:01 a.m. Eastern Standard Time on March 6, 2026, and will be reflected with the OTCQB (“OTCQB”) and in the marketplace at the open of business on March 6, 2026 (the “Effective Date”), whereupon the shares of common stock will begin to trade on a split-adjusted basis. In connection with the Reverse Stock Split, the Company's ticker symbol on the OTCQB is expected to trade under the symbol DUKRD for 20 trading days, in accordance with OTC Marketplace rules. The Company will trade under a new CUSIP Number, 903448207.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each shareholder will convert automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) twenty-five.

No fractional shares will be issued, and no cash or other consideration will be paid. In lieu of any fractional shares, stockholders who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of common stock will be rounded up to the nearest whole share.

State Filing. The Reverse Stock Split will take effect at 12:01 a.m. Eastern Standard Time on March 6, 2026 as stated in the Company’s filing of the Certificate of Change with the Secretary of State of the State of Nevada on March 4, 2026. The Certificate of Change was not effective until the Effective Date. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Capitalization. Prior to the Effective Date of the Certificate of Change, the Company was authorized to issue 350,000,000 shares of common stock and the Reverse Stock Split has no impact on such amount. As of March 5, 2026 (prior to the Effective Date), there were 56,302,147 shares of common stock outstanding. As a result of the Reverse Stock Split, there will be approximately 2,252,086 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock. The Reverse Stock Split will not change the number of authorized shares of preferred stock, or the par value of common stock or preferred stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding options, warrants and other equity-based awards, in accordance with their terms. After the Reverse Stock Split, the shares of the Company’s common stock will have the same proportional voting rights and rights to dividends and distributions.

Item 8.01 Other Events.

On March 5, 2026, the Company issued a press release titled “Duke Robotics Announces 25-for-1 Reverse Stock Split.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

3.1	Certificate of Change filed with the Secretary of State of the State of Nevada on March 4, 2026.
99.1	Press release dated March 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ROBOTICS CORP.

Dated: March 5, 2026	By:	/s/ Yossef Balucka
		Name:	Yossef Balucka
		Title:	Chief Executive Officer

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